Instructions: Please also provide info on conforming and non-conforming pool  (cells have already been formatted in column B, C, D, E)

aggregate pool
gross WAC	7.21%

wtd avg FICO	683
FICO < 600	3%
FICO 600-650	24%

wtd avg CLTV	77%
CLTV = 80	41%
CLTV > 80.01	36%
LTV 95.01 -100	0%
Full Doc (%)	25%
Stated Doc (%)	23%

purch (%)	62%
CO refi (%)	27%
Own Occ (%)	72%
Prepay Penalty (%)	61%
DTI (%)	36%
ARM ? (%)	41%
2/28 (%)	5%
3/27 (%)	1%
1st Lien (%)	100%
Avg Loan Balance	227,291
# of Loans	1,958
Loan Bal < $100k	4.52%
Mtg Rates > 12%	0%
Manuf Housing (%)	0%

largest state	CA
silent 2nd (%)	33%
IO loans (%)	65%
5yr IO	5%
2 yr IO	0%
IO: FICO	685%
IO LTV	77%
IO DTI	36%
IO full doc	21%
IO: purch	66%